UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 21, 2020 (the “Signing Date”), Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), Great Outdoors Group, LLC, a Delaware limited liability company (“Parent”), and Phoenix Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (the “Shares”), outstanding immediately prior to the Effective Time (other than such Shares held by (i) Parent, Merger Subsidiary, or any other subsidiary of Parent, (ii) the Company or its subsidiaries, as treasury stock or (iii) stockholders of the Company who properly exercised their appraisal rights for such Shares under the Delaware General Corporation Law) will automatically be canceled and converted into the right to receive $18.00 per Share in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”). In addition, at or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares (each an “RSU Award”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to product of (x) the number of Shares subject to such RSU Award immediately prior to the Effective Time (provided that (1) as to any such RSU Award that is subject to performance-based vesting conditions, such number of Shares will be determined in accordance with the change of control provision of the applicable award agreement for such RSU Award, and (2) as to any such RSU Award that is granted after the Signing Date and provides for pro-rata vesting should the Effective Time occur within six months after the grant date of such award, such number of Shares will be determined based on such pro-rata vesting provision of the applicable award agreement for such RSU Award), multiplied by (y) the Per Share Merger Consideration.

The Merger Agreement has been unanimously adopted by the board of directors of the Company (the “Board”), and the Board has unanimously recommended that stockholders of the Company adopt the Merger Agreement.

Completion of the Merger is subject to the satisfaction of several conditions, including: (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares; (ii) the expiration or termination of any applicable waiting period (and any extensions thereof) relating to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of any order, injunction, or other judgment by any governmental authority of competent jurisdiction that enjoins or otherwise prohibits the consummation of the Merger; (iv) the accuracy of each party’s representations and warranties (subject to certain qualifications); (v) each party’s performance in all material respects of its obligations contained in the Merger Agreement; and (vi) the absence of a material adverse effect on the Company.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) in the case of the Company, to cause a meeting of the Company’s stockholders to be duly called and held as soon as reasonably practicable (and in any event within forty-five days) following the clearance of a proxy statement in connection with the Merger by the U.S. Securities and Exchange Commission (the “SEC”), for the purpose of voting on the adoption of the Merger Agreement and certain related proposals; (ii) to use their reasonable best efforts to effect all necessary filings, notices, petitions, registrations, and other submissions required pursuant to governmental approvals and other applicable laws, including making appropriate filings required in connection with the Merger pursuant to the HSR Act and any other antitrust laws of other jurisdictions; and (iii) to cooperate with each other and use their reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable. The Company has also agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

The parties to the Merger Agreement also agreed that during the period beginning on the Signing Date and continuing until the end of the day on January 31, 2021 (such date, the “No-Shop Period Start Date” and such period, the “Go-Shop Period”), the Company, its subsidiaries and their respective representatives will have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist any proposal or offer that could constitute an alternative proposal for the acquisition of the Company; (ii) provide information (including non-public information and data) relating to the Company or any of its subsidiaries, and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries to any person or entity (including their representatives and potential financing sources), pursuant to a confidentiality agreement between the Company and such persons; (iii) engage in, enter into, continue or otherwise participate in, any discussion or negotiations with any person or entity (including their representatives and potential financing sources) with respect to any alternative proposal for the acquisition of the Company (or any inquiries, proposals, offers or other efforts that would reasonably be expected to lead to such an alternative proposal); and (iv) cooperate with, assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make an alternative proposal for the acquisition of the Company. Within one business day after the No-Shop Period Start Date, the Company has agreed to deliver to Parent a list identifying each person or entity (“Excluded Parties”) that made an alternative proposal to acquire the Company during the Go-Shop Period that the Board has determined prior to the No-Shop Period Start Date in good faith (and after consultation with its financial advisor and outside legal counsel) to constitute or would reasonably be expected to lead to a superior proposal to the proposed Merger.

In addition, the Company has agreed that starting on the No-Shop Period Start Date and until the earlier of the Effective Time or the valid termination of the Merger Agreement, it will not: (i) solicit, initiate, knowingly encourage or knowingly facilitate any proposal or offer which constitutes, or would reasonably be expected to lead to, any alternative proposal for the acquisition of the Company; or (ii) engage in, continue or otherwise participate in any discussions or negotiations with third parties regarding, or furnish any information to third parties in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an alternative proposal for the acquisition of the Company. However, these restrictions will not commence with respect to Excluded Parties until the end of the day on February 20, 2021, and even after such date, the Company will be permitted to continue discussions with and provide non-public information to such Excluded Parties (and their representatives and potential financial sources) in connection with their alternative proposal, to the same extent as permitted during the Go-Shop Period.

The Company further agreed that from the Signing Date until the earlier of the Effective Time or the termination of the Merger Agreement, neither the Board nor any committee thereof will: (i) change, qualify, withdraw, withhold or modify the Board’s recommendation that stockholders of the Company adopt and approve the Merger Agreement (the “Board Recommendation”) in a manner adverse to Parent or fail to include such the Board Recommendation in the Company’s proxy statement for a special meeting of the Company’s stockholders to vote on the Merger; (ii) adopt, approve, endorse, or recommend that the Company’s stockholders approve, any alternative proposal for the acquisition of the Company; (iii) fail to make or reaffirm the Board Recommendation after any alternative proposal for the acquisition of the Company or a material modification thereto is first published, within ten business days of Parent’s written request that the Board make or reaffirm the Board Recommendation; (iv) fail to recommend against certain alternative proposals for the acquisition of the Company that are structured as a tender or exchange offer within ten business days after the commencement of such offer; or (v) publicly propose or agree to any of the following.

However prior to adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares and subject to the satisfaction of certain conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Board Recommendation following receipt of an alternative proposal for the acquisition of the Company, if the Board has determined in good faith after consultation with its financial advisor and outside legal counsel that (x) such alternative proposal constitutes a superior proposal to the Merger and (y) failure to change the Board Recommendation would reasonably be expected to result in a breach of the Board’s fiduciary duties under applicable law. In addition, the Board is permitted to change its recommendation, for reasons not related to the receipt of an alternative acquisition proposal, if an intervening event occurs and the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would reasonably be expected to result in a breach of the Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for each of Parent and the Company and further provides that, upon termination of the Merger Agreement, under specified circumstances, (i) the Company may be required to pay Parent a termination fee of $9,000,000 or $23,000,000, depending on the circumstances involved, or (ii) Parent may be required to pay the Company a termination fee of $55,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in any public reports filed with the SEC by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Subsidiary, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts with respect to the Company, Parent or Merger Subsidiary. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Subsidiary and the transactions contemplated by the Merger Agreement that will be contained in, or incorporated by reference into, the definitive proxy statement the Company will file with the SEC, and mail to its stockholders, in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company makes with the SEC.

Item 8.01	Other Events.

On December 21, 2020, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 21, 2020, among the Company, Parent, and Merger Subsidiary.

99.1	Joint Press Release issued December 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of the Company with Merger Subsidiary, a wholly-owned subsidiary of Parent. The Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from the Company by contacting the Company’s Investor Relations Department by telephone at (801) 566-6681, by mail to Sportsman’s Warehouse Holdings, Inc., Attention: Investor Relations, 1475 West 9000 South, Suite A, West Jordan, Utah 84088, or by going to the Company’s Investor Relations page on its corporate website at http://investors.sportsmans.com.

Participants in Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Merger. Information about the Company’s directors and executive officers is available in the Company’s proxy statement for its 2020 annual meeting of stockholders filed with the SEC on April 17, 2020. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective direct or indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement that the Company intends to file with the SEC in respect of the Merger. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Robert K. Julian
Name:	Robert K. Julian
Title:	Secretary and Chief Financial Officer

Date: December 21, 2020